Exhibit 10.3

THIRD AMENDMENT TO SENIOR SECURED NOTES AND SUBSCRIPTION AGREEMENT

           This THIRD AMENDMENT TO SENIOR SECURED NOTES AND SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of September 18, 2009, is by and among Advance Nanotech, Inc., a Delaware corporation (the “Company”), and the holder of Notes listed on the signature page hereto (the “Holder”).

W I T N E S S E T H

           A.           Company and Holder have entered into a Senior Secured Note dated as of September 18, 2009 (the “Note”) and a Subscription Agreement dated as of April 9, 2009 (the “Subscription Agreement”), as each has been amended by that certain First Amendment to Senior Secured Notes and Subscription Agreement, dated as of June 15, 2009 (“First Amendment”), and that certain Second Amendment to Senior Secured Notes and Subscription Agreement, dated as of June 24, 2009 (“Second Amendment”) (as each of the same may hereafter be amended, modified, extended and/or restated from time to time, collectively, the “Senior Note Agreements”).

           B.           Company has requested that Holder modify the Senior Note Agreements to extend the Maturity Date and provide that interest on the Note may be payable in shares of common stock of Company’s subsidiary, Owlstone Nanotech Inc., a Delaware corporation (“Owlstone”), and Holder has requested that Owlstone grant a security interest in additional collateral for the benefit of the Holder.

           C.           Company and Holder have agreed to amend the Senior Note Agreements as set forth below and in connection with the execution and delivery of this Amendment.

           NOW, THEREFORE, in consideration of the premises and the agreements, conditions and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. All capitalized terms used but not defined herein shall have the meanings set forth therefor in the Senior Agreements.

2.	Amendment.

a.
Paragraph 1 of the Note is hereby amended by substituting the following for the Maturity Date of “August 31, 2009” appearing therein:  “October 15, 2009”; provided, however, that if, prior to October 15, 2009, (A) the holders of all outstanding Senior Secured Convertible Notes issued by Company during the calendar years 2007 and 2008 (the “Prior Notes”) shall have executed and delivered to Company a waiver (the “Waiver”) to (i) give up all rights with respect to the price protection anti-dilution provisions in the Prior Notes and the warrants issued with the Prior Notes and (ii) modify the mandatory conversion provision of the Prior Notes to provide for mandatory conversion thereof upon the conversion of the Senior Secured Note, or (B) the Company closes on a capital investment of at least 1,000,000 dollars, then such Maturity Date shall be amended to be “November 15, 2009”.

b.
Option 1 and Option 2 of the Subscription Agreement are hereby amended by substituting the following for the Maturity Date of “August 31, 2009” appearing therein:  “October 15, 2009”; provided, however, that if, prior to October 15, 2009, (A) the holders of all Prior Notes shall have executed a Waiver, or (B) the Company closes on a capital investment of at least 1,000,000 dollars, then such Maturity Date shall be amended to be “November 15, 2009”.

c.	Section 1.2(b) of the Note is hereby amended and restated in its entirety as follows:

                      (b)           All accrued interest will be payable in shares of common stock, par value $0.001 per share, of Owlstone Nanotech, Inc., a Delaware corporation (“Owlstone Common Stock”).  The number of shares of Owlstone Common Stock to be issued shall be determined by dividing the aggregate accrued interest on the Note by $0.25.

d.	Section 4 of each Note is hereby amended and restated in its entirety as follows:

           4.           Security Interest.   This Note is secured by a first priority security interest granted to a collateral agent for the benefit of the holders of Notes pursuant to (i) a Pledge and Security Agreement, dated as of April 9, 2009, between the Company and the Collateral Agent and (ii) a Security Agreement, dated as of September 18, 2009, between Owlstone and the Collateral Agent.

3.
Amendments to New Subscription Documents.  On or about the date hereof, Holder is entering into a new subscription agreement with Company (the “New Subscription Agreement”) and Company is issuing a new note to Holder (the “New Note”), each substantially similar to the Subscription Agreement and Note previously executed and delivered.  Holder and Company hereby agree that the New Subscription Agreement and New Note shall, upon their execution and delivery, immediately be amended by the applicable provisions in the First Amendment, Second Amendment and this Amendment, in seriatim, as though the New Subscription Agreement and New Note were a “Subscription Agreement” and “Senior Secured Note” referred to therein, respectively.

4.
Waiver of Defaults.  In consideration of the issuance of the warrants contemplated by Section 4.c hereof, Holder hereby waives any and all Events of Default that exist under the Senior Note Agreements excluding the Company’s requirement to reduce the number of Board Members to five (5) people.

5.	Conditions Precedent. The satisfaction of the following shall be conditions precedent to the effectiveness of this Amendment:

a.	Amendment. This Amendment shall have been duly executed by Holder and Company.

b.	Security Agreement. A Security Agreement shall have been duly executed by Owlstone and a collateral agent for the benefit of Holder.

c.
Owlstone Warrants.  Owlstone shall have issued warrants to Holder equal to one share of Owlstone Common Stock for each $1.00 of Note held by Holder, which warrants shall have a per share exercise price of $0.25 and a term of five years.

6.	No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Senior Note Agreements shall remain in full force and effect.

7.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

8.
Counterparts; Multiple Originals.  This Amendment may be executed in any number of counterparts, all of which together shall constitute an agreement binding on each of the signatories hereto.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

9.
Headings.  The headings of this Amendment have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provision hereof.

[SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, Company and Holder have signed this Amendment as of the date first set forth above.

“COMPANY”

ADVANCE NANOTECH INC, a Delaware corporation

By:	/s/ Thomas P. Finn
Name:	Thomas P. Finn
Its:	Chief Financial Officer

“HOLDER”

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By:	/s/ Kevin McGrath
Name:	Kevin McGrath

Ingalls & Snyder LLC

By:	/s/ Thomas O. Boucher
Name:	Thomas O. Boucher
Its:	Manager

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